UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 8, 2018

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On January 8, 2018, SM Energy Company, a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with Converse Energy Acquisitions, LLC, a Delaware limited liability company (“Buyer”), pursuant to which the Company will sell to Buyer certain of the Company’s oil and gas assets located in the Powder River Basin in the State of Wyoming (the “Assets”).  The transactions contemplated by the Agreement are referred to herein as the “Transaction.”

Under the Agreement, the Company agreed to sell the Assets to Buyer for $500 million in cash consideration.  The cash consideration is subject to certain purchase price adjustments, including adjustments for certain title defects and certain environmental defects asserted on or prior to March 15, 2018.  Except for its remedy of a breach by the Company of certain limited representations and interim period covenants, Buyer’s exclusive remedy for title matters and environmental matters, with certain exceptions, will be handled through a title or environmental defect mechanism. Following the execution of the Agreement, Buyer deposited $50.0 million (the “Deposit”) into an escrow account as the deposit to be applied against the purchase price at the closing.

Conditions to the Closing of the Transaction and Termination Rights

The completion of the Transaction is subject to the satisfaction or waiver of certain customary conditions, including, among others: (a) the absence of certain legal impediments to the consummation of the Transaction; (b) the material accuracy of the parties’ representations and warranties as of the closing; and (c) aggregate adjustments to the purchase price due to title and environmental defects, casualty losses, exercised preferential purchase rights and certain unobtained consents to assign not exceeding 20% of the unadjusted purchase price.

The Agreement may be terminated (a) by mutual agreement of the parties; (b) by Buyer or the Company if the closing has not occurred by April 25, 2018, and such party seeking to terminate the Agreement is not in breach of the Agreement in a manner that causes the other party’s conditions to closing not to be satisfied; or (c) by Buyer or the Company if the closing has not occurred by April 25, 2018, and neither party has the right to terminate the Agreement under Section 12.1(b) of the Agreement.

If Buyer terminates the Agreement and the Company is in material breach of its covenants under the Agreement, then Buyer shall be entitled to return of the Deposit and to recover for all liabilities incurred by Buyer as a result of the Company’s breach of the Agreement.  In the alternative, Buyer may also seek to enforce specific performance of the Agreement.  If the Company terminates the Agreement and Buyer is in breach of its obligations to close the Transaction, then the Company will be entitled to retain the Deposit as liquidated damages.  If the Agreement is terminated for any other reason, the Deposit will be returned to Buyer.

Other Terms of the Agreement

The Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Agreement also contains customary mutual pre-closing covenants, including the obligation of the Company to own and operate the Assets in the regular course of business and to refrain from taking certain actions. In addition, the Company has agreed to indemnify Buyer for certain losses, including those related to a breach of the Company’s representations or warranties.

The foregoing summary of the Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.  The Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about the Company. In particular, the representations, warranties and covenants contained in the Agreement (a) were made only for purposes of the Agreement and as of specific dates, (b) were solely for the benefit of the parties to the Agreement, (c) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures, (d) were made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing matters subject to representations and warranties as facts, and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in the Agreement not in isolation but only in conjunction with the other information about the Company that is included in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission.

Item 7.01              Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 9, 2018, the Company issued a press release announcing that it had entered into the Agreement.   A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits	Description

Exhibit 2.1*	Purchase and Sale Agreement, dated January 8, 2018, by and between SM Energy Company and Converse Energy Acquisitions, LLC

Exhibit 99.1	Press release of the Company dated January 9, 2018, entitled “SM Energy Announces Agreement to Sell 112,200 Acre Leasehold in the Powder River Basin for $500 Million”

* Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	January 11, 2018	By:	/s/ David W. Copeland
David W. Copeland
Executive Vice President and General Counsel